Exhibit 99.77o

                                   FORM 10F-3

                              THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                    UNDER THE TRUST'S RULE 10F-3 PROCEDURES


1. Name of Purchasing Portfolio: BlackRock National Municipal Fund (BR-NATL), BlackRock MuniYield California Fund, Inc. (MYC), BlackRock Intermediate Municipal Fund (BR-INTMUNI), BlackRock Muni Intermediate Duration Fund, Inc. (MUI), The BlackRock California Investment Quality Municipal Trust
(RAA), BlackRock California Municipal Income Trust (BFZ), BlackRock California Municipal Income Trust II (BCL), BlackRock California Municipal Bond Trust
(BZA), BlackRock AMT-Free Municipal Bond Portfolio (BR-MUNI), BlackRock Florida Municipal Bond Fund (BR-FL), BlackRock MuniYield Florida Fund, Inc. (MYF), The BlackRock Florida Investment Quality Municipal Trust (RFA), BlackRock Apex Municipal Fund, Inc. (APX), BlackRock MuniAssets Fund, Inc. (MUA), BlackRock MuniYield Fund, Inc. (MYD), BlackRock High Yield Municipal Fund (BR-HYMUNI), BlackRock MuniHoldings Fund, Inc. (MHD), BlackRock MuniHoldings Fund II, Inc.
(MUH), BlackRock Investment Quality Municipal Trust (BKN), BlackRock Strategic Municipal Trust (BSD), BlackRock MuniVest Fund, Inc. (MVF), BlackRock MuniVest Fund II, Inc. (MVT), Taurus Municipal Bond Fund (TAURUS)

2.      Issuer: Golden State Tobacco

3.      Date of Purchase: March 8, 2007

4.      Underwriter from whom purchased: Bear Stearns

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate:
        Merrill Lynch



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6.      Aggregate principal amount of purchased (out of total offering):
        $58,000,000 out of $4,446,826,391.

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchased by other accounts with respect to which BlackRock has investment discretion (out of the total offering):
        $58,000,000 out of $4,446,826,391.

8.      Purchase price (net of fees and expenses): 103.952 in 2015,
        103.96 in 2016, 104.387 of 5.75 in 2047, 97.58 of 5.125 in 2047

9.      Date offering commenced: March 8, 2007

10.     Offering price at end of first day on which any sales were made:
        103.952 in 2015, 103.96 in 2016, 104.387 of 5.75 in 2047,
        97.58 of 5.125 in 2047

11.     Have the following conditions been satisfied:    YES        NO
                                                         ---        --

        a.   The securities are part of an issue
             registered under the Securities Act of
             1933, as amended, which is being offered
             to the public, or are Eligible Municipal
             Securities, or are securities sold in an
             Eligible Foreign Offering or are
             securities sold in an Eligible Rule 144A
             Offering or part of an issue of
             government securities.                       X
                                                        -----      ----

        b.   The securities were purchased prior to
             the end of the first day on which any
             sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the Issuer) or, if a rights offering, the

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             securities were purchased on or before
             the fourth day preceding the day on
             which the rights offering terminated.        X
                                                        -----      ----

        c.   The underwriting was a firm commitment
             underwriting.                                X
                                                        -----      ----

        d.   The commission, spread or profit was
             reasonable and fair in relation to that
             being received by others for
             underwriting similar securities during
             the same period.                             X
                                                        -----      ----

        e.   In respect of any securities other than
             Eligible Municipal Securities, the issuer
             of such securities has been in
             continuous operation for not less than
             three years (including the operations of
             predecessors).                               X
                                                        -----      ----


        f.   Has the affiliated underwriter confirmed
             that it will not receive any direct or
             indirect benefit as a result of
             BlackRock's participation in the
             offering?                                    X
                                                        -----      ----


Completed by: Janine Bianchino                     Date: 3/23/07
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